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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Cambridge Industries, Inc. of our report dated March 27, 1997, except as to the last paragraph of Note 11, which is as of July 10, 1997, relating to the financial statements of The Goodyear Tire & Rubber Company - Jackson Plant, which report appears in such Prospectus.

We also consent to the use in such Prospectus of our report dated April 24, 1996 relating to the financial statements of GenCorp Inc. - Reinforced Plastics Division, which report appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule relating to GenCorp Inc. - Reinforced Plastics Division listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included such schedule.

We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Detroit, Michigan
August 18, 1997